Exhibit 99.1

LifePoint Hospitals Reports Fourth Quarter and Year-End 2012 Results

Fourth Quarter Revenue of $893.3 Million Up 14.3% Over Prior Year Period

Company Issues 2013 Adjusted EBITDA Guidance of $540 – $570 million

BRENTWOOD, Tenn.--(BUSINESS WIRE)--February 15, 2013--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the fourth quarter and year ended December 31, 2012.

For the fourth quarter ended December 31, 2012, revenues from continuing operations were $893.3 million, up 14.3% from $781.3 million for the same period a year ago. Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders for the fourth quarter ended December 31, 2012, decreased 3.3% to $36.5 million, or $0.76 per diluted share, compared with $37.7 million, or $0.78 per diluted share, for the same period a year ago.

For the year ended December 31, 2012, revenues from continuing operations were $3,391.8 million, up 12.1% from $3,026.1 million for 2011. Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders for 2012 decreased 6.6% to $151.9 million, or $3.14 per diluted share, compared with $162.7 million, or $3.22 per diluted share, for 2011.

In commenting on the results, William F. Carpenter III, chairman and chief executive officer of LifePoint Hospitals, said, “In the fourth quarter, LifePoint delivered improved volumes, good cost controls, strong cash flow from operations and earnings at the top end of our revised guidance range. We are identifying new opportunities to purchase hospitals that we believe will complement our strategy to develop regional integrated health systems. Our balanced approach to capital deployment has allowed us to create value for shareholders, and we look forward to the opportunities ahead in 2013.”

On February 6, 2013, the Company amended its senior secured credit agreement with, among others, Citibank, N.A., as administrative agent, and the lenders party thereto pursuant to which it issued $325.0 million of incremental term loans (the “Incremental Term Loans”). The Company currently intends to use the proceeds from the Incremental Term Loans to repurchase $225.0 million of its 3¼% convertible senior subordinated debentures due August 15, 2025, that are putable by the holders thereof to the Company on February 15, 2013, and, subject to market conditions, callable by the Company on or after February 20, 2013, as well as to pay fees and expenses related to the issuance of the Incremental Term Loans. The Company intends to use the remaining proceeds of the Incremental Term Loans for general corporate purposes.

The Company also issued the following guidance for 2013:

Estimated Net Revenue	$3.65 - $3.75 billion
Estimated Adjusted EBITDA	$540 - $570 million
Estimated Diluted EPS	$2.73 - $3.11

A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals’ fourth quarter and year-end 2012 conference call will be available on line at www.lifepointhospitals.com/news/press-releases and www.earnings.com today, Friday, February 15, 2013, beginning at 10:00 a.m. Eastern Time.

LifePoint Hospitals, Inc. is a leading hospital company focused on providing quality healthcare services close to home. Through its subsidiaries, LifePoint operates 57 hospital campuses in 20 states. With a mission of “Making Communities Healthier®,” LifePoint is the sole community hospital provider in the majority of the communities it serves. More information about the Company, which is headquartered in Brentwood, Tennessee, can be found on its website, www.LifePointHospitals.com. All references to “LifePoint,” “LifePoint Hospitals,” or the “Company” used in this release refer to LifePoint Hospitals, Inc. or its affiliates.

Important Legal Information. Certain statements contained in this release, including LifePoint’s guidance for the year ended December 31, 2013, are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including without limitation: (i) the effects related to the enactment and implementation of healthcare reform, the possible enactment of additional federal or state healthcare reforms and possible changes in healthcare reform laws and other federal, state or local laws or regulations affecting the healthcare industry including the timing of the implementation of reform; (ii) the extent to which states support increases, decreases or changes in Medicaid programs, implement healthcare exchanges or alter the provision of healthcare to state residents through regulation or otherwise; (iii) delays in receiving payments for services provided, reductions in Medicare or Medicaid payments (including increased recoveries made by Recovery Audit Contractors (RAC) and similar governmental agents), compared to the timing of expanded coverage; (iv) reductions in reimbursements from commercial payors, whether due to a change in our revenue mix, service mix, reduction in commercial rates or otherwise; (v) our ability to acquire hospitals and other healthcare providers on favorable terms, the business risks and costs associated therewith and the uncertainty in operating and integrating such hospitals and other providers; (vi) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments ; (vii) the failure or closure of employers in our markets, especially those that are dependent on a small number of local employers; (viii) the growth of “bad debt” and “patient due” accounts, the number of individuals without insurance coverage (or who are underinsured) who seek care at our hospitals, and deterioration in the collectability of these accounts; (ix) changes in general economic conditions nationally and regionally in our markets; (x) whether our core strategies will result in anticipated operating results, including measureable quality and satisfaction improvements; (xi) whether our efforts to reduce the cost of providing healthcare while increasing the quality of care are successful; (xii) the ability to attract, recruit and retain qualified physicians, nurses, medical technicians and other healthcare professionals and the increasing costs associated with doing so, including the direct costs associated with employing physicians and other healthcare professionals; (xiii) the loss of certain physicians in markets where such a loss can have a disproportionate impact on our hospital in such market; (xiv) the application, interpretation and enforcement of increasingly stringent and complex laws and regulations governing our operations and healthcare generally (and changing interpretations of applicable laws and regulations), related enforcement activity and the potentially adverse impact of known and unknown government investigations, litigation and other claims that may be made against us; (xv) any interruption of or restriction in our access to licensed information (and information technology systems) or failure in our ability to integrate changes to LifePoint’s existing information systems or information systems of acquired hospitals; (xvi) the highly competitive nature of the health care business; (xvii) adverse events in states where a large portion of our revenues are concentrated; (xviii) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, and any changes in accounting practices; (xix) liabilities resulting from potential malpractice and related legal claims brought against our hospitals or the healthcare providers associated with, or employed by, such hospitals or affiliated entities; (xx) our increased dependence on third parties to provide purchasing, revenue cycle and payroll services and information technology and whether they are able to do so effectively; (xxi) the continued viability of Duke – LifePoint Healthcare and our partnership with Duke University Medical Center; and (xxii) those other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission.

Specifically, without limiting the cautionary statements made above, with respect to our guidance for the year ended December 31, 2013, management has assumed, among other things, that (1) RAC activity and the level of one day stays in 2013 will be similar to that in 2012 and (2) governmental and commercial payor reimbursements will remain as projected. Therefore, our future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “our,” “LifePoint,” “LifePoint Hospitals” and the “Company” as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Dollars in millions, except per share amounts

	Three Months Ended December 31,				Year Ended December 31,
	2012		2011		2012		2011
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$1,053.1		$916.4		$4,016.2		$3,544.6
Provision for doubtful accounts	159.8		135.1		624.4		518.5
Revenues	893.3	100.0%	781.3	100.0%	3,391.8	100.0%	3,026.1	100.0%

Salaries and benefits	424.3	47.5	353.5	45.2	1,554.5	45.8	1,364.7	45.1
Supplies	141.9	15.9	122.8	15.7	524.6	15.5	469.5	15.5
Other operating expenses	209.6	23.4	186.6	24.0	799.1	23.5	682.4	22.6
Other income	(17.3)	(1.9)	(11.5)	(1.5)	(32.0)	(0.9)	(26.7)	(0.9)
Depreciation and amortization	53.4	6.0	44.8	5.7	193.1	5.7	165.8	5.5
Interest expense, net	24.3	2.7	25.5	3.3	100.0	3.0	107.1	3.5
Debt extinguishment costs	–	–	–	–	4.4	0.1	–	–
Impairment charges	0.9	0.1	–	–	4.0	0.1	–	–
	837.1	93.7	721.7	92.4	3,147.7	92.8	2,762.8	91.3

Income from continuing operations before income taxes	56.2	6.3	59.6	7.6	244.1	7.2	263.3	8.7
Provision for income taxes	18.7	2.1	21.3	2.7	88.5	2.6	97.8	3.2
Income from continuing operations	37.5	4.2	38.3	4.9	155.6	4.6	165.5	5.5
(Loss) income from discontinued operations, net of income taxes	(0.2)	–	–	–	–	–	0.2	–
Net income	37.3	4.2	38.3	4.9	155.6	4.6	165.7	5.5
Less: Net income attributable to noncontrolling interests	(1.0)	(0.1)	(0.6)	(0.1)	(3.7)	(0.1)	(2.8)	(0.1)
Net income attributable to LifePoint Hospitals, Inc.	$36.3	4.1%	$37.7	4.8%	$151.9	4.5%	$162.9	5.4%

Basic earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.78		$0.80		$3.22		$3.30
Discontinued operations	(0.01)		–		–		–
Net income	$0.77		$0.80		$3.22		$3.30

Diluted earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.76		$0.78		$3.14		$3.22
Discontinued operations	(0.01)		–		–		–
Net income	$0.75		$0.78		$3.14		$3.22

Amounts attributable to LifePoint Hospitals, Inc. stockholders:
Income from continuing operations, net of income taxes	$36.5		$37.7		$151.9		$162.7
(Loss) income from discontinued operations, net of income taxes	(0.2)		–		–		0.2
Net income	$36.3		$37.7		$151.9		$162.9

LIFEPOINT HOSPITALS, INC. UNAUDITED EARNINGS PER SHARE CALCULATIONS In millions, except per share amounts

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Income from continuing operations	$37.5	$38.3	$155.6	$165.5
Less: Net income attributable to noncontrolling interests	(1.0)	(0.6)	(3.7)	(2.8)
Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders	36.5	37.7	151.9	162.7
(Loss) income from discontinued operations, net of income taxes	(0.2)	–	–	0.2
Net income attributable to LifePoint Hospitals, Inc.	$36.3	$37.7	$151.9	$162.9

Weighted average shares outstanding – basic	46.8	46.8	47.2	49.3
Effect of dilutive securities: stock options and other stock-based awards	1.3	1.3	1.2	1.2
Weighted average shares outstanding – diluted	48.1	48.1	48.4	50.5

Basic earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.78	$0.80	$3.22	$3.30
Discontinued operations	(0.01)	–	–	–
Net income	$0.77	$0.80	$3.22	$3.30

Diluted earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.76	$0.78	$3.14	$3.22
Discontinued operations	(0.01)	–	–	–
Net income	$0.75	$0.78	$3.14	$3.22

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS In millions

	Dec. 30, 2012	Dec. 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$85.0	$126.2
Accounts receivable, less allowances for doubtful accounts of $558.4 and $537.4 at December 31, 2012, and December 31, 2011, respectively	518.8	430.6
Inventories	97.0	87.2
Prepaid expenses	31.8	26.4
Deferred tax assets	142.5	125.7
Other current assets	50.2	43.9
	925.3	840.0

Property and equipment:
Land	101.9	93.5
Buildings and improvements	1,815.2	1,631.6
Equipment	1,289.7	1,084.0
Construction in progress	81.0	105.7
	3,287.8	2,914.8
Accumulated depreciation	(1,256.9)	(1,084.4)
	2,030.9	1,830.4

Deferred loan costs, net	21.9	21.7
Intangible assets, net	84.5	89.5
Other	47.8	19.8
Goodwill	1,611.8	1,568.7
Total assets	$4,722.2	$4,370.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$117.4	$99.6
Accrued salaries	128.2	103.1
Other current liabilities	186.0	168.2
Current maturities of long-term debt	13.3	1.9
	444.9	372.8

Long-term debt	1,696.5	1,595.4
Deferred income tax liabilities	249.2	259.0
Long-term portion of reserves for self-insurance claims	133.0	118.3
Other long-term liabilities	79.2	20.8
Long-term income tax liability	16.9	18.0
Total liabilities	2,619.7	2,384.3

Redeemable noncontrolling interests	29.4	26.2

Equity:
LifePoint Hospitals, Inc. stockholders’ equity:
Preferred stock	–	–
Common stock	0.6	0.6
Capital in excess of par value	1,403.5	1,354.8
Accumulated other comprehensive income	0.2	–
Retained earnings	1,218.8	1,066.9
Common stock in treasury, at cost	(572.6)	(477.1)
Total LifePoint Hospitals, Inc. stockholders’ equity	2,050.5	1,945.2
Noncontrolling interests	22.6	14.4
Total equity	2,073.1	1,959.6
Total liabilities and equity	$4,722.2	$4,370.1

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Dollars in millions

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income	$37.3	$38.3	$155.6	$165.7
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations	0.2	–	–	(0.2)
Stock-based compensation	7.1	6.3	27.4	24.0
Depreciation and amortization	53.4	44.8	193.1	165.8
Amortization of physician minimum revenue guarantees	4.9	5.5	19.6	19.8
Amortization of convertible debt discounts	6.8	6.3	26.0	24.3
Amortization of deferred loan costs	1.2	1.5	5.4	5.9
Debt extinguishment costs	–	–	4.4	–
Impairment charges	0.9	–	4.0	–
Deferred income taxes (benefit)	23.8	57.8	(24.2)	23.1
Reserve for self-insurance claims, net of payments	2.6	8.3	1.6	18.0
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable	(0.9)	(17.1)	(43.3)	(29.5)
Inventories and other current assets	(7.5)	(14.6)	(9.7)	(20.1)
Accounts payable and accrued expenses	(2.7)	5.5	19.5	2.9
Income taxes receivable/payable	(7.4)	(59.7)	2.3	3.9
Other	0.9	–	1.2	(2.4)
Net cash provided by operating activities – continuing operations	120.6	82.9	382.9	401.2
Net cash provided by (used in) operating activities – discontinued operations	–	0.1	(0.7)	0.3
Net cash provided by operating activities	120.6	83.0	382.2	401.5

Cash flows from investing activities:
Purchases of property and equipment	(64.0)	(66.1)	(221.4)	(219.9)
Acquisitions, net of cash acquired	(17.3)	(57.9)	(199.7)	(121.0)
Other	(0.6)	–	(1.0)	(1.2)
Net cash used in investing activities	(81.9)	(124.0)	(422.1)	(342.1)

Cash flows from financing activities:
Proceeds from borrowings	65.0	–	555.0	–
Payments of borrowings	(25.6)	–	(469.3)	(0.1)
Repurchases of common stock	(89.3)	(33.4)	(95.5)	(174.6)
Payment of debt financing costs	(0.4)	–	(10.0)	(0.4)
Proceeds from exercise of stock options	0.4	4.4	21.8	39.0
(Refunds of) proceeds from employee stock purchase plans	(0.1)	–	1.2	1.2
Distributions to noncontrolling interests	(1.0)	(0.4)	(3.8)	(1.8)
(Repurchases) sales of redeemable noncontrolling interests	–	(2.3)	1.6	(2.3)
Capital lease payments and other	(0.6)	(0.5)	(2.3)	(1.6)
Net cash used in financing activities	(51.6)	(32.2)	(1.3)	(140.6)

Change in cash and cash equivalents	(12.9)	(73.2)	(41.2)	(81.2)
Cash and cash equivalents at beginning of period	97.9	199.4	126.2	207.4
Cash and cash equivalents at end of period	$85.0	$126.2	$85.0	$126.2

Supplemental disclosure of cash flow information:
Interest payments	$26.2	$14.2	$70.0	$79.2
Capitalized interest	$0.4	$0.7	$2.3	$2.0
Income tax payments, net	$2.2	$23.2	$110.5	$71.0

LIFEPOINT HOSPITALS, INC. UNAUDITED STATISTICS

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011	% Change	2012	2011	% Change
Continuing Operations: (1)
Number of hospitals at end of period	56	54	3.7%	56	54	3.7%
Admissions	51,488	48,354	6.5	199,814	195,974	2.0
Equivalent admissions (2)	117,414	106,850	9.9	452,779	424,676	6.6
Revenues per equivalent admission	$7,608	$7,313	4.0	$7,491	$7,126	5.1
Medicare case mix index	1.35	1.30	3.4	1.31	1.29	1.6
Average length of stay (days)	4.5	4.4	2.3	4.4	4.3	2.3
Inpatient surgeries	13,688	13,055	4.8	53,696	53,017	1.3
Outpatient surgeries	43,844	40,404	8.5	171,246	158,240	8.2
Emergency room visits	298,119	257,046	16.0	1,149,301	1,024,273	12.2
Outpatient factor (2)	2.28	2.21	3.5	2.27	2.17	4.6

Same-hospital: (3)
Number of hospitals at end of period	51	51	–%	51	51	–%
Admissions	46,081	47,061	(2.1)	186,447	194,681	(4.2)
Equivalent admissions (2)	103,086	103,269	(0.2)	416,523	421,095	(1.1)
Revenues per equivalent admission	$7,412	$7,364	0.7	$7,462	$7,137	4.6
Medicare case mix index	1.32	1.31	1.5	1.31	1.29	1.1
Average length of stay (days)	4.2	4.3	(2.3)	4.2	4.3	(2.3)
Inpatient surgeries	11,846	12,756	(7.1)	49,564	52,718	(6.0)
Outpatient surgeries	38,707	39,348	(1.6)	158,954	157,184	1.1
Emergency room visits	266,313	246,185	8.2	1,054,501	1,013,412	4.1
Outpatient factor (2)	2.24	2.19	2.1	2.23	2.16	3.2

(1) Continuing operations information includes the results of (i) our hospital support center; (ii) our same-hospital operations; (iii) the results of Marquette General Health System (“Marquette General”), which we acquired effective September 1, 2012; Twin County Regional Hospital (“Twin County”), in which we acquired an 80% interest effective April 1, 2012; Maria Parham Medical Center (“Maria Parham”), in which we acquired an 80% interest effective November 1, 2011; and Person Memorial Hospital (“Person Memorial”), which we acquired effective October 1, 2011, each through Duke LifePoint Healthcare, in which we own a controlling interest with a wholly-controlled affiliate of Duke University Health System, Inc. and (iv) Woods Memorial Hospital (“Woods Memorial”), which we acquired effective July 1, 2012.

(2) Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. We compute equivalent admissions by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue). The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3) Same-hospital information includes the results of our hospital support center and the same 51 hospitals operated during the three months and year ended December 31, 2012 and 2011. Same-hospital information excludes the results of Marquette General, Woods Memorial, Twin County, Maria Parham and Person Memorial.

LIFEPOINT HOSPITALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
Dollars in millions, except Diluted EPS amounts

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization; interest expense, net; debt extinguishment costs; impairment charges; provision for income taxes; loss (income) from discontinued operations, net of income taxes; and net income attributable to noncontrolling interests. LifePoint’s management and Board of Directors use Adjusted EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes. LifePoint’s credit facilities use Adjusted EBITDA for certain financial covenants. The Company believes Adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected Adjusted EBITDA is used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”), and the items excluded from Adjusted EBITDA is significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended December 31,				Year Ended December 31,
	2012		2011		2012		2011
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$1,053.1		$916.4		$4,016.2		$3,544.6
Provision for doubtful accounts	159.8		135.1		624.4		518.5
Revenues	893.3	100.0%	781.3	100.0%	3,391.8	100.0%	3,026.1	100.0%

Salaries and benefits	424.3	47.5	353.5	45.2	1,554.5	45.8	1,364.7	45.1
Supplies	141.9	15.9	122.8	15.7	524.6	15.5	469.5	15.5
Other operating expenses	209.6	23.4	186.6	24.0	799.1	23.5	682.4	22.6
Other income	(17.3)	(1.9)	(11.5)	(1.5)	(32.0)	(0.9)	(26.7)	(0.9)
	758.5	84.9	651.4	83.4	2,846.2	83.9	2,489.9	82.3
Adjusted EBITDA	$134.8	15.1%	$129.9	16.6%	$545.6	16.1%	$536.2	17.7%

The following table reconciles Adjusted EBITDA as presented above to net income attributable to LifePoint Hospitals, Inc. as reflected in the unaudited condensed consolidated statements of operations:

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Adjusted EBITDA	$134.8	$129.9	$545.6	$536.2
Less: Depreciation and amortization	53.4	44.8	193.1	165.8
Interest expense, net	24.3	25.5	100.0	107.1
Debt extinguishment costs	–	–	4.4	–
Impairment charges	0.9	–	4.0	–
Provision for income taxes	18.7	21.3	88.5	97.8
Loss (income) from discontinued operations, net of income taxes	0.2	–	–	(0.2)
Net income attributable to noncontrolling interests	1.0	0.6	3.7	2.8
Net income attributable to LifePoint Hospitals, Inc.	$36.3	$37.7	$151.9	$162.9

The following table reconciles Estimated Adjusted EBITDA as presented for the Company’s 2013 guidance:

	Low End	High End
Adjusted EBITDA	$540.0	$570.0
Less: Depreciation and amortization	227.0	227.0
Interest expense, net	94.0	94.0
Debt extinguishment costs	5.1	5.1
Provision for income taxes	80.7	92.2
Net income attributable to noncontrolling interests	3.2	3.2
Net income from continuing operations attributable to LifePoint Hospitals, Inc.	$130.0	$148.5

CONTACT:
LifePoint Hospitals, Inc.
Jeff Sherman, 615-372-8501
Executive Vice President and
Chief Financial Officer